Exhibit 99.1

Amazing Energy Oil and Gas Co. Enters into Agreement with Gulf South Securities, Inc.

AMARILLO, Texas--(BUSINESS WIRE)-- Amazing Energy Oil and Gas Co. (OTCQX: AMAZ) is pleased to announce the execution of a non-binding Letter of Intent, which relates to the acquisition of Gulf South Securities, Inc., a firm specializing in the raising of both drilling and corporate capital.

Jed Miesner, CEO of the Company, announced, "The team at Gulf South has a proven track record of delivering the capital for continued and accelerated drilling on our acreage position. We see a very attractive opportunity to move ahead when well costs have declined significantly in the past year. The addition of Gulf South's capital raising and geological experience will be a valuable addition to our team."

Cautionary Statement: Statement of future events or conditions in this release are forward-looking statements. Actual future results, including project plans and schedule and resource recoveries could differ materially due to changes in market condition affecting the oil and gas industry or long term oil and gas price levels; political or regulatory developments; reservoir performance; the outcome of future exploration and development efforts; technical or operating factors; the outcome of future commercial negotiations, and other factors.

Contacts

Amazing Energy Oil and Gas Co.
Stephen Salgado, 855-448-1922
stephen@amazingenergy.com
www.amazingenergy.com

Source: Amazing Energy Oil and Gas Co.